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                                                                    Exhibit 99.2

                            SECOND 1999 AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION


          THIS SECOND 1999 AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is entered into this 27th day of April, 1999 by and between MATEWAN BANCSHARES, INC. ("Matewan"), a Delaware corporation having its principal office at Williamson, West Virginia, and BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                R E C I T A L S:
                                - - - - - - - -

          Pursuant to the Agreement and Plan of Reorganization dated February 24, 1999, as amended on April 9, 1999 (the "Merger Agreement"), Matewan and BB&T agreed that, subject to the satisfaction of certain conditions contained in the Agreement, Matewan would be merged into BB&T (the "Merger") pursuant to a Plan of Merger attached to the Agreement. Section 7.1(g) of the Merger Agreement empowers BB&T to terminate the Merger Agreement at any time before 11:59 p.m. on April 28, 1999 by notice in writing to Matewan, if BB&T determines in its due diligence review that the financial condition, results of operations, business or business prospects of Matewan and its subsidiaries, taken as a whole, are materially adversely different from BB&T's reasonable expectations. To induce BB&T to refrain from exercising its right to terminate the Merger Agreement, each of BB&T and Matewan desires to amend the Merger Agreement as provided herein.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. The Merger Agreement shall be and hereby is amended by deleting the second and third sentences of Section 2.7 (which includes Section 2.7(a)), Section 2.7(b) and Section 2.7(c) and substituting therefor a new
     Section 2.7(a) as follows:

               "(a)  The Common Exchange Ratio shall be 0.67, and the Preferred
                    Exchange Ratio shall be .8375."

          2. Section 2.7(d) of the Merger Agreement shall be and hereby is amended by renumbering it as Section 2.7(b).

          3. All references in the Merger Agreement to "Section 2.7(d)" shall be and hereby are deleted and replaced by references to "Section 2.7(b)."

          4. The parties agree that the period for terminating the Merger Agreement set forth in Section 7.1(g) of the Merger Agreement is terminated effective at 11:59 p.m. on April 26, 1999.
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          5.  BB&T acknowledges and agrees that any claim against Matewan or loss to Matewan based on facts known to BB&T at 11:59 P.M. on April 26, 1999, shall not be considered in determining whether there has occurred a Material Adverse Affect with respect to Matewan as provided in Section 6.3(a) of the Merger Agreement, and shall not constitute grounds for BB&T to terminate the Merger Agreement pursuant to Section 7.1(b) thereof.

          6. Matewan hereby represents that Dan R. Moore, as President and Chief Executive Officer of Matewan, is duly authorized to execute and deliver this Amendment in behalf of Matewan and that this Amendment is valid and binding on Matewan.

          7. Except as otherwise provided herein, the Merger Agreement and the terms and conditions thereof shall continue in full force and effect.

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          IN WITNESS WHEREOF, this Second 1999 Amendment to Agreement and Plan of Reorganization is hereby executed in behalf of the parties hereto as of the day and year first above stated.

                          MATEWAN BANCSHARES, INC.


                          By:   /s/ Dan R. Moore
                              -------------------------------------------------
                                Name:     Dan R. Moore
                                Title:    President and Chief Executive Officer


                          BB&T CORPORATION


                          By:   /s/ John A. Allison IV
                              -------------------------------------------------
                                Name:  John A. Allison IV
                                Title:    Chairman and Chief Executive Officer

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